EXHIBIT 10(ii)

THE BOEING COMPANY

RESTRICTED STOCK AWARD AGREEMENT

PURSUANT TO THE BOEING COMPANY 2003 INCENTIVE STOCK PLAN

THIS AGREEMENT (this “Agreement”) is made effective as of July 1, 2005 (the “Grant Date”), between The Boeing Company, a Delaware corporation (the “Company”), and W. James McNerney, Jr. (the “Participant”).

R E C I T A L :

WHEREAS, the Company desires to grant to the Participant certain shares of its restricted stock, $5.00 par value per share (“Restricted Stock”), under the Company’s 2003 Incentive Stock Plan (the “Plan”), which has been approved by its shareholders.

NOW THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

1. Grant of the Restricted Stock Award. Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants to the Participant an Award consisting of 162,000 shares (each, a “Share”) of Restricted Stock, subject to adjustment as set forth in Section 15 of the Plan. Any capitalized terms not defined herein shall have the same meaning as set forth in the Plan. Each Share shall vest and become unrestricted in accordance with Section 2 hereof and otherwise as set forth in the Plan.

2. Vesting.

(a) The Award shall vest and become unrestricted at the rate of one-sixth of the Award per each vesting date, for the period commencing on the Grant Date and ending on January 1, 2011, provided that the Participant is continuously employed with the Company through each such vesting date for such Shares to vest, as shown immediately below (except as otherwise provided herein) (each a “Vesting Date”):

Vesting Date	Shares Vesting
January 1, 2006	27,000
January 1, 2007	27,000
January 1, 2008	27,000
January 1, 2009	27,000
January 1, 2010	27,000
January 1, 2011	27,000

(b) If the Company shall undergo a Change in Control (as defined in Section 10(a) of the Participant’s Employment Agreement with the Company dated June 29, 2005 (the “Employment Agreement”)), any then-unvested Shares shall then vest and become unrestricted if and to the extent that then-unvested Awards of Restricted Stock or Restricted Stock Units granted to other senior executives of the Company become vested thereupon.

(c) If the Participant’s employment with the Company is terminated (i) by the Company without Cause (as defined in Section 7(c) of the Employment Agreement) or due to the Participant’s Disability (as defined in Section 7(a) of the Employment Agreement)), (ii) by the Participant for Good Reason (as defined in Section 7(e) of the Employment Agreement) or (iii) due to the Participant’s death, then any Shares of Restricted Stock unvested on the date of termination shall immediately fully vest and become unrestricted.

(d) If the Participant’s employment with the Company terminates for any reason other than as provided in Section 2(c) hereof, the portion of the Award which is not vested as of the date of termination shall be forfeited by the Participant and such portion shall be cancelled by the Company. The Participant irrevocably grants to the Company the power of attorney to transfer any unvested Shares forfeited to the Company and agrees to execute any document required by the Company in connection with such forfeiture and transfer.

(e) Upon the vesting of Shares of Restricted Stock pursuant to this Section 2, all restrictions on such vested Shares shall lapse and such Shares shall become unrestricted and freely transferable.

3. Rights as a Shareholder. The Company will issue the Shares by registering the Shares in book entry form with the Company’s transfer agent in the Participant’s name and the applicable restrictions will be noted in the records of the Company’s transfer agent and in the book entry system. No certificate(s) representing all or a part of the Shares will be issued until the Shares become vested Shares. The Participant may exercise all voting rights with respect to the Shares of Restricted Stock and shall be entitled to receive fully vested dividend equivalents in cash with respect to the Shares of Restricted Stock as and when declared and paid.

4. No Right to Continued Employment. Without limiting the applicability of the Employment Agreement, this Agreement shall not be construed as giving the Participant the right to be retained in the employ of the Company.

5. Transferability. The Shares subject to the Award and not then vested may not be transferred by the Participant other than by will or the laws of descent and distribution. Except to the extent permitted by the foregoing, the Shares subject to the Award and not then vested may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of such Shares shall be null and void.

6. Withholding. By accepting the Award, the Participant agrees to make appropriate arrangements with the Company for the satisfaction of any applicable federal, state or local income tax withholding requirements, including the payment to the Company of all such taxes and requirements in connection with the distribution or delivery of the Shares, or other settlement in respect of the Shares, and the Company shall be authorized to take such action as may be necessary (including, without limitation, at the election of the Participant, withholding Shares otherwise deliverable to the Participant hereunder and/or withholding amounts from any compensation or other amount owing from the Company to the Participant) to satisfy all obligations for the payment of such taxes; provided, however, that in no event shall the value of Shares so withheld by the Company exceed the minimum withholding rates required by applicable statutes.

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7. Section 83(b) Election. The Participant understands that under Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), the excess of the fair market value of unvested Shares on the date the forfeiture restrictions lapse over the amount paid for such Shares on the Grant Date will be taxed, on the date such forfeiture restrictions lapse, as ordinary income subject to payroll and withholding tax and tax reporting, as applicable. For this purpose, the term “forfeiture restrictions” means the right of the Company to receive back any unvested Shares upon termination of the Participant’s employment with the Company. The Participant understands that the Participant may elect under Section 83(b) of the Code to be taxed at ordinary income rates on the fair market value of the unvested Shares at the time they are acquired, rather than when and as the unvested Shares cease to be subject to the forfeiture restrictions. Such election (an “83(b) Election”) must be filed with the Internal Revenue Service within 30 days from the Grant Date of the Award. The Participant understands that (a) the Participant will not be entitled to a deduction for any ordinary income previously recognized as a result of the 83(b) Election if the unvested Shares are subsequently forfeited to the Company and (b) the 83(b) Election may cause the Participant to recognize more compensation income than Participant would have otherwise recognized if the value of the unvested Shares subsequently declines.

THE FORM FOR MAKING AN 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT B. THE PARTICIPANT UNDERSTANDS THAT FAILURE TO FILE SUCH AN ELECTION WITHIN THE 30-DAY PERIOD MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME AS THE FORFEITURE RESTRICTIONS LAPSE.

The Participant further understands that an additional copy of such election form should be filed with the Participant’s federal income tax return for the calendar year in which the date of this Agreement falls. The Participant acknowledges that the foregoing is only a summary of the federal income tax laws that apply to the Award of the Shares under this Agreement and does not purport to be complete.

THE PARTICIPANT FURTHER ACKNOWLEDGES THAT THE COMPANY HAS DIRECTED THE PARTICIPANT TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND THE TAX CONSEQUENCES OF THE PARTICIPANT’S DEATH.

The Participant agrees to execute and deliver to the Company with this Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election attached hereto as Exhibit A. The Participant further agrees that the Participant will execute and deliver to the Company with this Agreement a copy of the 83(b) Election attached hereto as Exhibit B if Participant chooses to make such an election.

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8. Notices. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered by hand, (b) on the date of transmission, if delivered by confirmed facsimile, (c) on the first business day following the date of deposit if delivered by guaranteed overnight delivery service, or (d) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company in care of its General Counsel and to the Participant at the address (or to the facsimile number) shown on the records of the Company.

9. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

10. Authority of Committee. Subject to the Employment Agreement and Section 13 hereof, the Committee shall have full authority to interpret and construe the terms of this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, conclusive and binding.

11. Choice of Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Illinois without regard to its conflicts of law principles.

12. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument. Any facsimile of this Agreement shall be considered an original document.

13. Complete Agreement; Inconsistencies. The Award is made pursuant to the Plan, the terms of which are incorporated herein by reference. The Plan, this Agreement and those documents expressly referred to herein (including, without limitation, the Employment Agreement) embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. In the event of any conflict between the terms of the Plan and this Agreement, the terms of the Plan shall prevail. In the event of any conflict between the terms of the Employment Agreement and either this Agreement or the Plan, the terms of the Employment Agreement shall prevail.

14. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), and is intended to bind all successors and assigns of the respective parties, except that the Participant may not assign any of the Participant’s rights or obligations under this Agreement except to the extent and in the manner expressly permitted hereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Participant has hereunto set his hand, effective as of the Grant Date.

THE BOEING COMPANY

By:
Name:
Its:

Participant: W. James McNerney, Jr.

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EXHIBIT A

ACKNOWLEDGMENT AND STATEMENT OF DECISION REGARDING

SECTION 83(b) ELECTION

The undersigned, a recipient of 162,000 shares of Common Stock of The Boeing Company, a Delaware corporation (the “Company”), pursuant to a restricted stock award granted under the terms of the Company’s 2003 Incentive Stock Plan (the “Plan”), hereby states as follows:

1. The undersigned acknowledges receipt of a copy of the Restricted Stock Award Agreement and Plan relating to the offering of such shares. The undersigned has carefully reviewed the Plan and the Restricted Stock Award Agreement pursuant to which the award was granted.

2. The undersigned either (check and complete as applicable)

(a)	has consulted, and has been fully advised by, the undersigned’s own tax advisor, , whose business address is , regarding the federal, state and local tax consequences of receiving shares under the Plan, and particularly regarding the advisability of making an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and pursuant to the corresponding provisions, if any, of applicable state law, or

(b)	has knowingly chosen not to consult such a tax advisor.

3. The undersigned hereby states that the undersigned has decided (check as applicable)

(a)	to make an election pursuant to Section 83(b) of the Code, and is submitting to the Company, together with the undersigned’s executed Restricted Stock Award Agreement, an executed form entitled “Election Under Section 83(b) of the Internal Revenue Code of 1986,” or

(b)	not to make an election pursuant to Section 83(b) of the Code.

4. Neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned’s acquisition of shares under the Plan or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

[Signature page follows]

A-1

Dated:
Recipient

Print Name

A-2

EXHIBIT B

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

ADDRESS:

IDENTIFICATION NO. OF TAXPAYER:

TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows: 162,000 shares of Common Stock of The Boeing Company, a Delaware corporation (the “Company”).

3.	The date on which the property was transferred is July 1, 2005.

4.	The property is subject to the following restrictions:

The property is subject to a forfeiture right pursuant to which the Company can reacquire the Shares if taxpayer’s services with the Company are terminated for certain reasons. The Company’s right to receive back the shares lapses in six equal annual installments beginning on January 1, 2006 and ending on January 1, 2011.

5.	The aggregate fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is $ ( dollars).

6.	The amount (if any) paid for such property is $0.00.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The undersigned is the person performing the services in connection with the transfer of said property.

B-1

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of Internal Revenue.

Dated:
Taxpayer

B-2

DISTRIBUTION OF COPIES

1.	File original with the Internal Revenue Service Center where the taxpayer’s income tax return will be filed. Filing must be made by no later than 30 days after the date the property was transferred.

2.	Attach one copy to the taxpayer’s income tax return for the taxable year in which the property was transferred.

3.	Mail one copy to the Company at the following address:

The Boeing Company

ATTN: Mark R. Pacioni

Assistant Corporate Secretary and Counsel

100 N. Riverside MC 5003-1001

Chicago, IL 60606-1596